UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2008, effective as of March 31, 2008, GlobalOptions, Inc., a Delaware corporation (“GOI”) and wholly-owned subsidiary of GlobalOptions Group, Inc. (the “Company”), and The Bode Technology Group, Inc., a Delaware corporation and wholly-owned subsidiary of GOI (“Bode,” and together with GOI, the “Borrowers”), entered into a Fourth Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank, a California chartered bank (the “Bank”).  The Loan Agreement provides a working capital line of credit (the “Facility”) in an amount up to a maximum of $20,000,000, based upon eligible receivables.  The applicable interest rate with respect to the amount outstanding under the Facility ranges from 0.75% to 1.50%, based upon the Liquidity (as defined in the Loan Agreement) of the Borrowers, plus the greater of 6.25% or the Bank’s most recently announced “prime rate.”  The Loan Agreement also contains certain affirmative and negative covenants, including, but not limited to, affirmative covenants that the Borrowers maintain certain levels of three-month EBDA (as defined in the Loan Agreement) and a certain Liquidity Ratio (as defined in the Loan Agreement), and negative covenants imposing certain restrictions on the Borrowers’ ability to engage in mergers and acquisitions and to incur additional indebtedness.  The Loan Agreement and all obligations outstanding thereunder are due and payable no later than March 30, 2009.  Fees under the Loan Agreement include a $100,000 facility fee, finance charges, a collateral handling fee, and an unused line facility fee based on the amount outstanding under the line of credit.  A copy of the Loan Agreement is attached hereto as Exhibit 10.1.

On April 16, 2008, effective March 31, 2008, the Company entered into each of an Unconditional Guaranty (the “Guaranty”), a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “IP Security Agreement”) with the Bank.  Pursuant to the Guaranty, the Company guaranteed the full payment and performance of the Borrowers’ obligations under the Loan Agreement.  Pursuant to the Security Agreement, the Company granted the Bank a security interest in all of its property.  Pursuant to the IP Security Agreement, the Company granted the Bank a security interest in all of its rights, titles and interests in, to and under its intellectual property.  Additionally, on April 16, 2008, effective March 31, 2008, each of GOI and Bode entered into separate Intellectual Property Security Agreements with the Bank in substantially the same form as the IP Security Agreement.  Copies of the Guaranty, the Security Agreement and IP Security Agreement are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively.

The foregoing descriptions of the Loan Agreement, the Guaranty, the Security Agreement and IP Security Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Loan and Security Agreement, dated as of March 31, 2008, by and between GlobalOptions, Inc., The Bode Technology Group, Inc. and Silicon Valley Bank.

10.2	Unconditional Guaranty, entered into as of March 31, 2008, by GlobalOptions Group, Inc. in favor of Silicon Valley Bank.

10.3	Security Agreement, made as of March 31, 2008, by and between GlobalOptions Group, Inc. and Silicon Valley Bank.

10.4	Intellectual Property Security Agreement, made as of March 31, 2008, by and between GlobalOptions Group, Inc. and Silicon Valley Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2008	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chairman and CEO